SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 4, 2002
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                                    PDI, INC.
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             (Exact name of Registrant as specified in its charter)

          DELAWARE                        0-24249                 22-2919486
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(State or other jurisdiction of       (Commission File          (IRS Employer
        incorporation)                     Number)           Identification No.)

     10 Mountainview Road,
    Upper Saddle River, NJ                                        07458
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(Address of principal executive                                 (Zip Code)
          office)

                                 (201) 258-8450
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               Registrant's telephone number, including area code:

                                       N/A
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          (Former name or former address, if changed since last report)

Item 5. Other Events

      On February 4, 2002 the Registrant issued the following press release:

                     "PDI Announces Termination of Bayer
                     Fee for Service Contract Sales Program

      Upper Saddle River, New Jersey (Monday, February 4, 2002). PDI, Inc. (Nasdaq: PDII) today announced that it has been notified by Bayer Pharmaceuticals that the fee for service agreement between PDI and Bayer will be terminated effective April 15, 2002. This product-detailing program was set to expire on August 31, 2002.

      "The decision to end our fee for service contract with PDI is not a function of any performance related issues" stated David Stellingworth, Vice President Division Sales for Bayer Pharmaceuticals, "we continue to maintain an excellent relationship with PDI and look forward to the possibility of doing additional business with them in the future."

      As a result of this contract termination, PDI believes that its projected 2002 consolidated revenue will be reduced by approximately $20 to $25 million. Additionally, projected 2002 earnings per share will be reduced by approximately $0.25 to $0.30. The contract cessation is not expected to have a material effect on PDI's results for the first quarter of 2002.

      Charles T. Saldarini, Vice Chairman and Chief Executive Officer stated, "We are disappointed by Bayer's decision to exercise its right to terminate our contract without cause. We have a strong relationship with them, but clearly strategic changes within Bayer have triggered a reduction in the use of our contract sales services. We will continue to concentrate on maximizing our relationship with Bayer through innovative types of commercial partnering arrangements and we look forward to exploring future business opportunities with them."

      Company Background & Services

      PDI is an innovative sales and marketing company serving the pharmaceutical, biotech, and medical devices and diagnostics industries. Partnering with clients, PDI provides product-specific programs designed to maximize profitability throughout a product's lifecycle, from pre-launch through maturity. With proven industry experience, PDI has the demonstrated ability to deliver results.

      PDI is recognized as an industry-leader based on its track record of innovation and its ability to keep pace in a rapidly changing industry. PDI leverages its expertise in sales, brand management and product marketing, marketing research, medical education, medical affairs, and managed markets and trade relations to create


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      solutions that meet strategic objectives and provide incremental value for product sales. For more information, visit PDI's website at www.pdi-inc.com.

      This press release contains forward-looking statements regarding the timing and financial impact of the Bayer contract termination, expected revenues, earnings per share and success during the year 2002. These statements involve a number of risks and uncertainties and are based on assumptions involving judgments with respect to future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond PDI's control. Some of the important factors that could cause actual results to differ materially from those indicated by the forward-looking statements are general economic conditions, changes in our operating expenses, adverse patent developments, competitive pressures, changes in customer and market requirements and standards, and the risk factors detailed from time to time in PDI's periodic reports and registration statements filed with the Securities and Exchange Commission, including without limitation PDI's Annual Report on Form 10-K filed for the year ended December 31, 2000 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2001."

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        PDI, INC.


                                        By: /s/ Charles T. Saldarini
                                            ------------------------------------
                                            Charles T. Saldarini
                                            Chief Executive Officer

Date: February 4, 2002


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